Income Protector [(08.09)] Rider

This rider is designed to provide a payment stream for life.

This rider forms a part of the Base Contract to which it is attached and is effective on the Rider Effective Date shown on the Contract Schedule.  In the case of a conflict with any provision in the Base Contract, the provisions of this rider control.  Defined terms and contractual provisions are set forth in the Base Contract or are added in this rider.  This rider terminates as indicated under the Conditions for Termination of this Rider section.

Definitions

Definitions specific to this rider that are not in the Base Contract follow.

Annual Increase	A calculation we use in determining the Benefit Base under this rider.
Annual Increase Percentage	A number we use in the Annual Increase calculation. The Annual Increase Percentage is shown on the Contract Schedule.
Base Contract	The contract to which this rider is attached.
Benefit Anniversary	A 12-month anniversary of the Benefit Date.
Benefit Date	The date you exercise this rider and Lifetime Plus Payments begin. It is also the date we first establish the annual maximum Lifetime Plus Payment.
Benefit Year	Any period of 12 months commencing with the Benefit Date and each Benefit Anniversary thereafter.
Covered Person(s)
The person(s) on whose lives we base Lifetime Plus Payments.  We determine the Covered Person(s) on the Rider Effective Date.

For single Lifetime Plus Payments.
(a) If the Base Contract is solely owned, the Covered Person is the Owner.
(b) If the Base Contract is owned by a non-individual, the Covered Person is the Annuitant.
(c) If the Base Contract is jointly owned, you may be able to choose which Joint Owner is the Covered Person subject to the Maximum Age for Selecting the Income Protector shown on the Contract Schedule.

For joint Lifetime Plus Payments, you and your spouse are the Covered Persons.

For joint Lifetime Plus Payments under contracts that are not qualified under the tax code:
(a) spouses must be Joint Owners; or
(b) one spouse must be the Annuitant and the other spouse must be the sole primary Beneficiary if the sole Owner is a non-individual; or
(c) one spouse must be the sole Owner and Annuitant and the other spouse must be the sole primary Beneficiary.

For joint Lifetime Plus Payments under contracts that are qualified under the tax code:
(a) one spouse must be the sole Owner and Annuitant and the other spouse must be the sole primary Beneficiary; or
(b) one spouse must be the Annuitant and the other spouse must be the sole primary Beneficiary if the sole Owner is a non-individual; or
(c) if we require a non-individual owner to be the sole primary Beneficiary, then one spouse must be the Annuitant and the other spouse must be the sole contingent Beneficiary solely for the purpose of determining the Lifetime Plus Payment.

Spouses must qualify as such under federal law until this rider terminates.  If at any time before this rider terminates you are no longer spouses you must send us notice.

A person no longer qualifies as a Covered Person and is removed from the Base Contract if that person is no longer an Owner, Joint Owner, Annuitant, or Beneficiary as required above.

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Definitions continued from the previous page

Covered Person(s) (continued)
After we issue this rider, you cannot add or replace a Covered Person.  You can remove a Covered Person if you initially selected joint Lifetime Plus Payments.  You can only make this change once.

Before the Benefit Date, you can remove a Covered Person on any Rider Anniversary by Authorized Request within 30 days before a Rider Anniversary.  After the Benefit Date, you can remove a Covered Person on any Benefit Anniversary by Authorized Request within 30 days before a Benefit Anniversary.  Your request is effective on the Rider Anniversary, or the Benefit Anniversary, if applicable.  If the Rider Anniversary or Benefit Anniversary does not occur on a Business Day, your request is effective on the next Business Day.

If you remove a Covered Person from the Base Contract, we change the Rider Charge for joint Lifetime Plus Payments to the Rider Charge for single Lifetime Plus Payments that is in effect at the time your request is effective.  We guarantee that if we increase the Rider Charge, it will not exceed the maximum Rider Charge for single Lifetime Plus Payments shown on the Contract Schedule.

If you remove a Covered Person after the Benefit Date, we compare the current annual maximum Lifetime Plus Payment to a payment based on the current age-based payment percentage for single Lifetime Plus Payments for the remaining Covered Person and the Contract Value at the end of the Business Day before the Benefit Anniversary that your removal request is effective.  If this payment is greater, we increase the annual maximum Lifetime Plus Payment to this payment.

Joint Lifetime Plus Payments may not be available for some contracts that are owned by a non-individual.

Excess Withdrawal
If you take a withdrawal on or after the Benefit Date, an Excess Withdrawal is the amount of the withdrawal that, when added to other withdrawals taken during the Benefit Year and the annual actual Lifetime Plus Payment, is greater than the annual maximum Lifetime Plus Payment. We treat any portion of a withdrawal you take while you are receiving Lifetime Plus Payments that is not an Excess Withdrawal as a Lifetime Plus Payment.  An Excess Withdrawal includes any applicable withdrawal charge and reduces the Contract Value, Benefit Base, future Lifetime Plus Payments, and either the Traditional Death Benefit or the Quarterly Value Death Benefit, if applicable.

You cannot take a partial Excess Withdrawal if the Contract Value, at the end of the Business Day before your withdrawal request, is less than the Minimum Contract Value That Must Remain In The Contract After A Partial Withdrawal shown on the Contract Schedule. You also cannot take a partial Excess Withdrawal if the Contract Value, at the end of the Business Day that we process your withdrawal request, would be less than the Minimum Contract Value That Must Remain In The Contract After A Partial Withdrawal shown on the Contract Schedule.  In this case, we send you the entire remaining Contract Value, Lifetime Plus Payments stop, and this rider and the Base Contract terminate on the Business Day you took the withdrawal.

Lifetime Plus Payment	The payment we make to you under this rider.
Maximum Rider Anniversary	The Quarterly Anniversary that occurs on the number of Guarantee Years after the Rider Effective Date. The Guarantee Years are shown on the Contract Schedule.

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Definitions continued from the previous page

Quarterly Anniversary
The day that occurs three, six, and nine calendar months after the Rider Effective Date or any subsequent Rider Anniversary.  Quarterly Anniversaries also include Rider Anniversaries.  If the Quarterly Anniversary does not occur on a Business Day, we consider it to occur on the next Business Day.

Quarterly Anniversary Value	A calculation we use in determining the Benefit Base under this rider.
Rider Anniversary	A 12-month anniversary of the Rider Effective Date.

Income Protector

Exercising Lifetime Plus Payments under this Rider
You can begin receiving Lifetime Plus Payments by Authorized Request if, on the Benefit Date, all Covered Person(s) meet the Ages At Which You Can Exercise The Income Protector shown on the Contract Schedule.   The Earliest Benefit Date you can select is shown on the Contract Schedule.  Lifetime Plus Payments begin on the Benefit Date.

If you have not begun receiving Lifetime Plus Payments, and the Contract Value is reduced to zero for any reason other than a withdrawal while this rider is in effect, on the next available Benefit Date, we begin making annual payments to you of the annual maximum Lifetime Plus Payment.

If you begin receiving Lifetime Plus Payments, then beginning on the Benefit Date, the following applies.
(a) Partial Annuitizations are not available while you are receiving Lifetime Plus Payments.
(b) You cannot make additional Purchase Payments to the Base Contract while you are receiving Lifetime Plus Payments.
(c) You can only change the ownership of the Base Contract if you selected joint Lifetime Plus Payments, and:
1)  an Owner dies, and the spouse continues the Base Contract; or
2)  you remove a Covered Person from the Base Contract who is also an Owner.  In this case the remaining Covered Person must become the new sole Owner.
(d) If you have the Quarterly Value Death Benefit Rider, the additional M&E Charge for the Quarterly Value Death Benefit continues as long as the Quarterly Value Death Benefit is greater than zero.
(e) Each Lifetime Plus Payment and Excess Withdrawal reduces the Traditional Death Benefit or the Quarterly Value Death Benefit, if applicable, proportionately by the percentage of Contract Value withdrawn.
(f) Each Lifetime Plus Payment and Excess Withdrawal reduces the Contract Value on a dollar for dollar basis.

Lifetime Plus Payments
On the Benefit Date, we base the initial annual maximum Lifetime Plus Payment on the Benefit Base and the current age-based payment percentage of the younger Covered Person shown in the Annual Maximum Lifetime Plus Payment Table on the Contract Schedule.

You may receive less than the annual maximum Lifetime Plus Payment by Authorized Request within 30 days before the Benefit Date or any subsequent Benefit Anniversary.  Your request is effective on the Benefit Date or on the Benefit Anniversary.  If the Benefit Date or Benefit Anniversary does not occur on a Business Day, Your request is effective on the next Business Day.

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Income Protector continued from the previous page

Lifetime Plus Payments (continued)
The amount you request to receive is the annual actual Lifetime Plus Payment.  On the Benefit Date and on each subsequent Benefit Anniversary, each actual Lifetime Plus Payment for the Benefit Year is equal to the annual actual Lifetime Plus Payment divided by the number of payments you selected to receive each year.  If the Lifetime Plus Payment date does not fall on a Business Day, we make the payment to you on the next Business Day.  Lifetime Plus Payments are not subject to a withdrawal charge.

The annual maximum Lifetime Plus Payment must meet the Minimum Lifetime Plus Payment shown on the Contract Schedule or any Lifetime Plus Payments we are making stop, and this rider terminates.  Each actual Lifetime Plus Payment must either be zero or meet the Minimum Lifetime Plus Payment shown on the Contract Schedule.  If we are unable to structure the initial actual Lifetime Plus Payment to meet these restrictions, Lifetime Plus Payments are not available to you.

While the Contract Value is positive, you can change the frequency and/or amount of Lifetime Plus Payments on each Benefit Anniversary for the following Benefit Year.  You must provide notice of any requested change to the frequency and/or amount of actual Lifetime Plus Payments to our Service Center at least 30 days before the Benefit Anniversary.  We change the payment frequency and/or amount on the Benefit Anniversary and the change remains in effect until the Benefit Anniversary you request another change to the actual Lifetime Plus Payments.  You cannot change the frequency or amount of Lifetime Plus Payments on or after the Business Day the Contract Value is reduced to zero.

Any Excess Withdrawal reduces next year’s annual maximum Lifetime Plus Payment on the Benefit Anniversary that occurs after the Excess Withdrawal.  This reduction is proportionate based on the percentage of Contract Value withdrawn on the day we process the Excess Withdrawal. On the Business Day you take an Excess Withdrawal, if the current Benefit Base, after reduction for the Excess Withdrawal, multiplied by the age-based payment percentage of the younger Covered Person on the previous Benefit Anniversary is less than the Minimum Lifetime Plus Payment shown on the Contract Schedule, we send you the entire remaining Contract Value, Lifetime Plus Payments stop, and this rider and the Base Contract terminate.

We deduct each actual Lifetime Plus Payment, the Rider Charge, and any Excess Withdrawal proportionately from the Investment Options.  We continue to reallocate the Contract Value among the Investment Options according to your instructions on each Quarterly Anniversary while the Contract Value is positive.  You can continue to make transfers between the Investment Options while the Contract Value is positive subject to the provisions set out in the Transfers section of the Base Contract and any asset allocation restrictions associated with this rider.

When a Lifetime Plus Payment is due, if the Contract Value is positive, but less than the actual Lifetime Plus Payment, we credit the Contract Value with (a) – (b), where:
(a) is the actual Lifetime Plus Payment; and
(b) is the Contract Value immediately before we make the actual Lifetime Plus Payment.
We then make the actual Lifetime Plus Payment and reduce the Contract Value to zero.

While you are receiving Lifetime Plus Payments, if the Contract Value is reduced to zero for any reason other than an Excess Withdrawal while this rider is in effect:
(a) you can no longer request to receive less than the maximum Lifetime Plus Payment;
(b) you can no longer change the frequency of the Lifetime Plus Payments; and
(c) you continue to receive the maximum Lifetime Plus Payment at the frequency you previously selected until the deaths of all Covered Persons.

S40799                                                                               4

Income Protector continued from the previous page

Automatic Annual Payment Increases to the Lifetime Plus Payments
Beginning on the Benefit Date, the annual maximum Lifetime Plus Payment only increases through the automatic annual payment increase feature.  We apply any annual payment increase on each Benefit Anniversary after the Benefit Date and before the older Covered Person’s Maximum Birthday shown on the Contract Schedule.  Automatic annual payment increases are no longer available on or after the Business Day the Contract Value is reduced to zero.  If you receive an annual payment increase, we change the Benefit Base.

On each Benefit Anniversary, if you took the entire annual maximum Lifetime Plus Payment during the previous year, you receive an increase to next year’s annual maximum Lifetime Plus Payment if the Contract Value at the end of the previous Business Day is greater than the Contract Value at the end of the Business Day before the previous Benefit Anniversary, or at the end of the Business Day before the Benefit Date in the case of the first Benefit Anniversary.  If the Contract Value has increased, we calculate the percentage of growth between these two Contract Values and increase the annual maximum Lifetime Plus Payment by this percentage.

On each Benefit Anniversary, regardless of whether or not you took the entire annual maximum Lifetime Plus Payment during the previous year, you receive an increase to next year’s annual maximum Lifetime Plus Payment if the current age-based payment percentage of the younger Covered Person multiplied by the Contract Value at the end of the previous Business Day results in a higher annual maximum Lifetime Plus Payment.

The Benefit Base
We base the initial annual maximum Lifetime Plus Payment and the Rider Charge on the Benefit Base.

Beginning on the Rider Effective Date and on each Business Day before the Benefit Date, the Benefit Base is equal to the greater of:
(a) the Quarterly Anniversary Value; or
(b) the Annual Increase.

On the Benefit Date, the Benefit Base is equal to the greatest of:
(a) the Contract Value at the end of the previous Business Day;
(b) the Quarterly Anniversary Value; or
(c) the Annual Increase.

On and after the Benefit Date, the Benefit Base only changes if you take an Excess Withdrawal or you receive an automatic annual payment increase to the Lifetime Plus Payment.

An Excess Withdrawal reduces the Benefit Base proportionately by the percentage of Contract Value withdrawn as an Excess Withdrawal on the Business Day we process the withdrawal.

An automatic annual payment increase may increase or decrease the Benefit Base as follows.
(a) If, at the end of the Benefit Year, you took the entire annual maximum Lifetime Plus Payment, you receive an increase to next year’s annual maximum Lifetime Plus Payment if the Contract Value at the end of the Business Day before the current Benefit Anniversary is greater than the Contract Value at the end of the Business Day before the previous Benefit Anniversary, or at the end of the Business Day before the Benefit Date in the case of the first Benefit Anniversary.  If the Contract Value has increased, we calculate the percentage of growth between these two Contract Values and increase the Benefit Base by this percentage; or

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Income Protector continued from the previous page

The Benefit Base (continued)
(b) If next year’s annual maximum Lifetime Plus Payment increases because the current age-based payment percentage of the younger Covered Person multiplied by the Contract Value at the end of the Business Day before the current Benefit Anniversary results in a higher annual maximum Lifetime Plus Payment, we increase or decrease the Benefit Base to equal this Contract Value.

Any change in the Benefit Base changes the amount of the Rider Charge calculated and accrued for that day.

Quarterly Anniversary Value

Quarterly Anniversary Value
We only calculate the Quarterly Anniversary Value during the Accumulation Phase and before the earlier of the older Covered Person’s Maximum Birthday or the Benefit Date.

If the Rider Effective Date is the Issue Date, the Quarterly Anniversary Value on the Rider Effective Date is equal to the Purchase Payment received on the Rider Effective Date.

If the Rider Effective Date occurs after the Issue Date, the Quarterly Anniversary Value on the Rider Effective Date is equal to the Contract Value at the end of the previous Business Day.

At the end of each Business Day we:
(a) increase the Quarterly Anniversary Value by the amount of any additional Purchase Payments received that day; and
(b) reduce the Quarterly Anniversary Value proportionately by the percentage of Contract Value applied to a Partial Annuitization or Contract Value withdrawn that day, including any withdrawal charge.

On each Quarterly Anniversary, the Quarterly Anniversary Value is equal to the greater of its value on the previous Business Day, or the Contract Value at the end of the previous Business Day.

Annual Increase

Annual Increase and the Increase Base
We only calculate the Annual Increase and the Increase Base during the Accumulation Phase and before the older Covered Person’s Maximum Birthday or the Benefit Date.

If the Rider Effective Date is the Issue Date, both the Annual Increase and the Increase Base on the Rider Effective Date are equal to the Purchase Payment received on the Rider Effective Date.

If the Rider Effective Date occurs after the Issue Date, both the Annual Increase and the Increase Base on the Rider Effective Date are equal to the Contract Value at the end of the previous Business Day.

At the end of each Business Day, we:
(a) increase both the Annual Increase and the Increase Base by the amount of any additional Purchase Payments received that day; and
(b) reduce both the Annual Increase and the Increase Base proportionately by the percentage of Contract Value applied to a Partial Annuitization or Contract Value withdrawn that day, including any withdrawal charge.

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Annual Increase continued from the previous page

Annual Increase and the Increase Base (continued)
On each Quarterly Anniversary on or before the Maximum Rider Anniversary, the Annual Increase is equal to (a) + (b) x ((c) – (d)), where:
(a) =the Annual Increase at the end of the previous Business Day.
(b) =the Annual Increase Percentage divided by 4.
(c) =the Increase Base at the end of the previous Business Day.
(d) =Purchase Payments received on or after the previous Quarterly Anniversary.  We reduce each of these Purchase Payments proportionately by the percentage of Contract Value applied to a Partial Annuitization or Contract Value withdrawn, including any withdrawal charge, for each annuitization or withdrawal taken since we received that payment.  If the Rider Effective Date is the Issue Date, then on the first Quarterly Anniversary we exclude from (d) any Purchase Payments received before the first Quarterly Anniversary.

Automatic Resets of the Annual Increase and the Increase Base
On each Quarterly Anniversary during the Accumulation Phase and before the earlier of the older Covered Person’s Maximum Birthday or the Benefit Date, we automatically increase both the Annual Increase and the Increase Base to equal the Contract Value at the end of the previous Business Day if this Contract Value is greater than the Annual Increase we just calculated.

General Provisions

Removing this Rider from the Base Contract
You can remove this rider from the Base Contract on any Quarterly Anniversary while the Contract Value is positive by Authorized Request within 30 days before a Quarterly Anniversary.  Your request is effective on the Quarterly Anniversary, or on the next Business Day if the Quarterly Anniversary is not a Business Day.

The date this rider is removed is called the Rider Termination Date, and it is shown on the Contract Schedule Addendum.  On the Rider Termination Date, any Lifetime Plus Payments we were making stop, and we deduct any Rider Charge that was accrued but not yet deducted as the final Rider Charge.

If you remove this rider from the Base Contract, it is no longer available for future selection.  Also, if you remove this rider from the Base Contract and you also selected the No Withdrawal Charge Option at the time of application, you must select an available Required Rider as shown on the Contract Schedule, or the Base Contract terminates.

Conditions for Termination of this Rider
Before the Benefit Date, this rider terminates upon the earliest of the following.
(a) The Rider Termination Date if you remove this rider from the Base Contract.
(b) The date of death of all Covered Persons.
(c) The older Covered Person’s Maximum Birthday.
(d) The Business Day before the Income Date that you take a Full Annuitization.
(e) The Business Day we process your request for a full withdrawal.
(f) The Business Day that the Base Contract terminates.

On or after the Benefit Date that you begin receiving Lifetime Plus Payments, this rider terminates upon the earliest of the following.
(a) The Rider Termination Date if you remove this rider from the Base Contract.
(b) The Business Day you take an Excess Withdrawal of the entire Contract Value.

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General Provisions continued from the previous page

Conditions for Termination of this Rider (continued)
(c) The Business Day you take an Excess Withdrawal if the current Benefit Base, after reduction for the Excess Withdrawal, multiplied by the age-based payment percentage of the younger Covered Person on the previous Benefit Anniversary is less than the Minimum Lifetime Plus Payment shown on the Contract Schedule.
(d) The Business Day before the Income Date that you take a Full Annuitization.
(e) The Benefit Date that the annual maximum Lifetime Plus Payment fails to meet the Minimum Lifetime Plus Payment shown on the Contract Schedule.
(f) For single Lifetime Plus Payments where the Base Contract is solely owned or owned by a non-individual, the date of death of the Covered Person.
(g) For single Lifetime Plus Payments where the Base Contract is jointly owned, if the Contract Value has been reduced to zero, the date of death of the Covered Person.
(h) For single Lifetime Plus Payments where the Base Contract is jointly owned, if the Contract Value has not been reduced to zero and the Joint Owners are not spouses, the date of death of any Joint Owner.
(i) For single Lifetime Plus Payments where the Base Contract is jointly owned, if the Contract Value has not been reduced to zero and the Joint Owners are spouses, the date of death of any Joint Owner unless the surviving spouse is the Covered Person and continues the Base Contract.  If the surviving spouse who is also the Covered Person continues the Base Contract, this rider terminates on the date of death of the Covered Person.
(j) For joint Lifetime Plus Payments, the date of death of both Covered Persons.  If upon the death of one Covered Person, the surviving spouse, who is also a Covered Person, selects to receive payment of the death benefit, then Lifetime Plus Payments stop and this rider terminates at the end of the Business Day we receive both an Authorized Request of the death benefit payment option and due proof of death.
(k) The Business Day that the Base Contract terminates.

Rider Charge
The Rider Charge for this rider is shown on the Contract Schedule.

When we deduct the Rider Charge, we deduct it proportionately from the Investment Options.  The deduction of the Rider Charge reduces the Contract Value and Bonus Value, if applicable, on a dollar for dollar basis.  The deduction of the Rider Charge does not reduce the amount we use to determine the Free Withdrawal Privilege or the Withdrawal Charge, the Quarterly Anniversary Value, the Annual Increase, the Increase Base, the Benefit Base, and either the Traditional Death Benefit or the Quarterly Value Death Benefit, if applicable.

We deduct the final Rider Charge on the Business Day this rider terminates.  However, if on a Quarterly Anniversary the Contract Value is less than the Rider Charge, we deduct any remaining Contract Value to cover the final Rider Charge and reduce the Contract Value to zero.

If this rider terminates due to death, we deduct the final Rider Charge from the Contract Value before calculating the death benefit.

We reserve the right to change the Rider Charge for this rider on each Quarterly Anniversary that this rider is in effect, subject to the Maximum Rider Charge shown on the Contract Schedule.  If we increase the Rider Charge, we will send you written notice.

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Annuity Provisions

Annuitization
If on the latest Income Date specified in the Base Contract, or on such subsequent date as may be authorized by us at our discretion, you have begun receiving Lifetime Plus Payments, the Contract Value is positive and you choose to take fixed Annuity Payments as a Full Annuitization of the Base Contract under either Annuity Option 1 or 3, we make the following guarantees. However, if on the latest Income Date you select any other Annuity Option, or if you choose variable Annuity Payments, the guarantees listed below for Annuity Options 1 and 3 do not apply. You are not required to take a Full Annuitization on the latest Income Date if the Contract Value has been reduced to zero.

If you selected single Lifetime Plus Payments and you choose Annuity Option 1 - Life Annuity where the sole Annuitant is the sole Covered Person, then the fixed Annuity Payments are equal to the greater of:
(a) the Option 1 annual payment based on the terms of the Base Contract; or
(b) the current annual maximum Lifetime Plus Payment available to you.

If you selected joint Lifetime Plus Payments and you choose Annuity Option 3 - Joint and Last Survivor Life Annuity with payments to continue at a level of 100% to the surviving Joint Annuitant and both Joint Annuitants are the Joint Covered Persons, then the fixed Annuity Payments are equal to the greater of:
(a) the Option 3 annual payment based on the terms of the Base Contract; or
(b) the current annual maximum Lifetime Plus Payment available to you.

The Annuity Payments must meet the Minimum Annuity Payment shown on the Contract Schedule.

In all other respects the provisions, conditions, exceptions and limitations contained in the Base Contract remain unchanged.

Signed for the Company at its home office.

Allianz Life Insurance Company
of North America
[                                                                                                           ]
Maureen A. Phillips                                                          Gary Bhojwani
Secretary President

S40799                                                                               9